UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 17, 2006

Vocus, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-125834	58-1806705
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4296 Forbes Boulevard, Lanham, Maryland		20706
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	3014592590

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 20, 2006, Vocus, Inc. (the "Company") announced that William Wagner joined the Company as Chief Marketing Officer on July 17, 2006. In connection with his appointment, the Company and Mr. Wagner have entered into an employment agreement (the "Employment Agreement") and indemnification agreement (the "Indemnification Agreement"). The Employment Agreement has an initial term of three years, and will automatically renew for successive additional one-year periods thereafter unless either party notifies the other that the term will not be extended. Under the Employment Agreement, Mr. Wagner will receive an annual salary of $225,000 subject to annual review and potential increase by the Company's compensation committee or board of directors. In addition, Mr. Wagner will be eligible to receive quarterly bonuses based upon the satisfaction of certain performance criteria determined by the Company's compensation committee or board of directors. The quarterly target bonus is $31,250, which will be paid if that quarter's bonus plan targets are met. The Company will issue Mr. Wagner an option to purchase 200,000 shares of the Company's common stock which will vest in four equal annual installments.

The foregoing description of the Employment Agreement and Indemnification Agreement between the Company and Mr. Wagner are qualified in their entireties by reference to the copies of the agreements which are filed as Exhibits 10.1 and 10.2 to this current report and are incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 20, 2006, the Company announced that William Wagner, age 39, joined the Company as Chief Marketing Officer on July 17, 2006. Prior to joining the Company, Mr. Wagner served as Chief Marketing Officer at Fiberlink Communications, a global provider of security and mobility software for the enterprise market, from January 2000 to June 2006. He also spent more than 10 years in marketing and sales leadership positions at AT&T. Mr. Wagner earned his Bachelor of Arts in History from Lafayette College and his MBA from the University of Pennsylvania's Wharton School of Business. Mr. Wagner serves on the Board of Finepoint Technologies and is a member of the CMO Council.

The material terms of Mr. Wagner's employment with the Company are described under Item 1.01 above, which description is incorporated by reference in this Item. A copy of the press release announcing the appointment of the Chief Marketing Officer is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vocus, Inc.

July 20, 2006	By:	/s/ Stephen Vintz

Name: Stephen Vintz
Title: Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement between Vocus, Inc. and William Wagner dated July 17, 2006
10.2	Form of Indemnification Agreement entered into by Vocus, Inc. and each of its executive officers and directors
99.1	Press Release by Vocus, Inc., dated July 20, 2006.